Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS

OF

F-STAR THERAPEUTICS, INC.

i

Section 4.08.	President	8
Section 4.09.	Vice Presidents	8
Section 4.10.	The Secretary	8
Section 4.11.	Assistant Secretaries	8
Section 4.12.	The Treasurer	8
Section 4.13.	Assistant Treasurers	9

ARTICLE V
CHECKS, DRAFTS, NOTES, AND PROXIES

Section 5.01.	Checks, Drafts and Notes	9
Section 5.02.	Execution of Proxies	9

ARTICLE VI
SHARES AND TRANSFERS OF SHARES

Section 6.01.	Certificates Evidencing Shares	9
Section 6.02.	Stock Ledger	9
Section 6.03.	Transfers of Shares	10
Section 6.04.	Addresses of Stockholders	10
Section 6.05.	Lost, Destroyed and Mutilated Certificates	10
Section 6.06.	Regulations	10
Section 6.07.	Fixing Date for Determination of Stockholders of Record	10

ARTICLE VII
SEAL

Section 7.01.	Seal	11

ARTICLE VIII
FISCAL YEAR

Section 8.01.	Fiscal Year	11

ARTICLE IX
INDEMNIFICATION AND INSURANCE

Section 9.01.	Indemnification	11
Section 9.02.	Insurance for Indemnification	13

ARTICLE X
Limitations of Ownership by Non-Citizens

Section 10.01.	Definitions	13
Section 10.02.	Non-Citizen Ownership	14
Section 10.03.	Foreign Stock Record	14
Section 10.04.	Suspension of Voting Rights	15
Section 10.05.	Notice of Meetings	15

ARTICLE XI
AMENDMENTS

Section 11.01.	Amendments	15

ii

SECOND AMENDED AND RESTATED

BYLAWS

OF

F-STAR THERAPEUTICS, INC.

ARTICLE I

OFFICES

Section 1.01. Registered Office. The registered office of F-star Therapeutics, Inc. (the “Corporation”) in the State of Delaware shall be at the office of the Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware, 19801 and the registered agent in charge thereof shall be Corporation Trust Company.

Section 1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting; provided, however, that no annual meeting of stockholders need be held if all actions, including the election of directors, required by the General Corporation Law of Delaware (the “General Corporation Law”) to be taken at such annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.09 hereof.

Section 2.02. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Board or the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation or by the recordholders of at least a majority of the shares of common stock of the Corporation issued and outstanding and entitled to vote thereat, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof.

Section 2.03. Notice of Meetings.

(a) Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally, by internationally recognized overnight courier service, or by first-class mail (airmail in the case of international communications) to each recordholder of shares entitled to vote thereat, not less than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears in the records of the Corporation. If sent by internationally recognized courier service, such notice shall deemed to be given when deposited with such courier service, carriage and delivery prepaid, directed to the stockholder at such stockholder’s address as it appears in the records of the Corporation. If, prior to the time of mailing, the Secretary of the Corporation (the “Secretary”) shall have received from any stockholder a written request that notices intended for such stockholder are to be mailed to some address other than the address that appears in the records of the Corporation, notices intended for such stockholder shall be mailed to the address designated in such request.

(b) Notice of a special meeting of stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

Section 2.04. Waiver of Notice. Notice of any annual or special meeting of stockholders need not be given to any stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

Section 2.05. Adjournments. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.06. Quorum. Except as otherwise provided by law or the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the recordholders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, whether annual or special.

If, however, such quorum shall not be present in person or by proxy at any meeting of stockholders, the chairman of the meeting or the stockholders present and entitled to vote thereat may, by the vote of the recordholders of a majority of the shares held by such present stockholders, adjourn the meeting from time to time in accordance with Section 2.05 hereof until a quorum shall be present in person or by proxy.

Section 2.07. Voting. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Except as otherwise provided by law or the Certificate of Incorporation, when a quorum is present at any meeting of stockholders, the vote of the recordholders of a majority of the shares constituting such quorum shall decide any question brought before such meeting.

Section 2.08. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express, in writing, consent to or dissent from any action of stockholders without a meeting may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders or such action of stockholders without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

Section 2.09. Stockholders’ Consent in Lieu of Meeting. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, and any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the recordholders of shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the recordholders of all shares entitled to vote thereon were present and voted.

ARTICLE III

BOARD

Section 3.01. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by stockholders.

Section 3.02. Number and Term of Office. The number of directors shall be two or such other number as shall be fixed from time to time by the Board. Directors need not be stockholders. Directors shall be elected at the annual meeting of stockholders or, if, in accordance with Section 2.01 hereof, no such annual meeting is held, by written consent in lieu of meeting pursuant to Section 2.09 hereof, and each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death or resignation or removal in the manner hereinafter provided.

Section 3.03. Resignation. Any director may resign at any time by delivering his written resignation to the Board, the Chairman of the Board of the Corporation (the “Chairman”) or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Section 3.04. Removal. Any or all of the directors may be removed, with or without cause, at any time by vote of the recordholders of a majority of the shares then entitled to vote at an election of directors, or by written consent of the recordholders of shares pursuant to Section 2.09 hereof.

Section 3.05. Vacancies. Vacancies occurring on the Board as a result of the removal of directors pursuant to Section 3.04 hereof may be filled only by vote of the recordholders of a majority of the shares then entitled to vote at an election of directors, or by written consent of such recordholders pursuant to Section 2.09 hereof. Vacancies occurring on the Board for any other reason, including, without limitation, vacancies occurring as a result of the creation of new directorships that increase the number of directors, may be filled by such vote or written consent or by vote of the Board or by written consent of the directors pursuant to Section 3.08 hereof. If the number of directors then in office is less than a quorum, such other vacancies may be filled by vote of a majority of the directors then in office or by written consent of such directors pursuant to Section 3.08 hereof. Unless earlier removed pursuant to Section 3.04 hereof, each director chosen in accordance with this Section 3.05 shall hold office until the next annual election of directors by the stockholders and until such director’s successor shall be elected and qualified.

Section 3.06. Meetings.

(a) Annual Meetings. As soon as practicable after each annual election of directors by the stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.08 hereof.

(b) Other Meetings. Other meetings of the Board shall be held at such times as the Chairman, the Chief Executive Officer of the Corporation (the “Chief Executive Officer”), the Secretary or a majority of the Board shall from time to time determine.

(c) Notice of Meetings. The Secretary shall give written notice to each director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each director, if by mail, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by an internationally recognized courier service or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

(d) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

(e) Quorum and Manner of Acting. One-third of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

1)	the Chairman;

2)	the Chief Executive Officer;

3)	any director chosen by a majority of the directors present.

The Secretary or, in the case of the Secretary’s absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

Section 3.07. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Sections 251, 252, 254, 255, 256, 257, 258, 263 or 264 of the General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these Bylaws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

Section 3.08. Directors’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent or electronic transmission is filed with the minutes of the proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.09. Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 3.10. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of directors. In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors. No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 4.01. Officers. The officers of the corporation shall be chosen by the Board and shall be at least a chief executive officer and a secretary. The Board may elect from among its members a Chairman of the Board and a Vice Chairman. The Board of Directors may also choose a president, chief financial officer, chief operating officer, treasurer and controller or one or more vice-presidents, assistant secretaries, assistant controllers and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 4.02. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by resolution of the Board.

Section 4.03. Term of Office, Resignation and Removal.

(a) Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until such officer’s successor has been appointed and qualified or such officer’s earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of such officer’s duties.

(b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the Chief Executive Officer or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(c) All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the recordholders of a majority of the shares entitled to vote thereon.

Section 4.04. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of such officer’s predecessor expires unless reappointed by the Board.

Section 4.05. The Chairman. The Chairman shall have the power to call special meetings of stockholders, to call special meetings of the Board and, if present, to preside at all meetings of stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to the Chairman by the Board or these Bylaws.

Section 4.06. The Chief Executive Officer. The Chief Executive Officer shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and all such other duties as may from time to time be assigned to the Chief Executive Officer by the Board or these Bylaws.

Section 4.07. Chief Financial Officer. The Chief Financial Officer, if any, shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The Chief Financial Officer shall perform all duties incident to the office of Chief Financial Officer and all such other duties as may from time to time be assigned to the Chief Financial Officer by the Board or these Bylaws.

Section 4.08. President. The President, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

Section 4.09. Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

Section 4.10. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. The Secretary shall give or cause to be given notice of all meetings of stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the Chief Executive Officer and shall act under the supervision of the Chairman. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by the Secretary’s signature or by the signature of the Treasurer of the Corporation (the “Treasurer”) or an Assistant Secretary or Assistant Treasurer of the Corporation. The Secretary shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman or the Chief Executive Officer may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board, the Chairman or the Chief Executive Officer.

Section 4.11. Assistant Secretaries. Assistant Secretaries of the Corporation (“Assistant Secretaries”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

Section 4.12. The Treasurer. The Treasurer, if any, shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. The Treasurer shall disburse the funds of the Corporation under the direction of the Board and the Chief Executive Officer. The Treasurer shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of the Treasurer’s accounts whenever the Board, the Chairman or the Chief Executive Officer shall so request. The Treasurer shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, the Treasurer shall give bonds for the faithful discharge of the Treasurer’s duties in such sums and with such sureties as the Board shall approve.

Section 4.13. Assistant Treasurers. Assistant Treasurers of the Corporation (“Assistant Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

ARTICLE V

CHECKS, DRAFTS, NOTES, AND PROXIES

Section 5.01. Checks, Drafts and Notes. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

Section 5.02. Execution of Proxies. The Chairman, the Chief Executive Officer or any Vice President may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman, the Chief Executive Officer or any Vice President.

ARTICLE VI

SHARES AND TRANSFERS OF SHARES

Section 6.01. Certificates Evidencing Shares. Shares may be evidenced by certificates in such form or forms as shall be approved by the Board. If issued, such certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the Chief Executive Officer or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. If such a certificate is manually signed by one such officer, any other signature on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

Section 6.02. Stock Ledger. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, corporation or other entity owning shares issued by the Corporation, the number of shares owned by each such person, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares stand on the stock ledger of the Corporation shall be deemed the owner and recordholder of such shares for all purposes.

Section 6.03. Transfers of Shares. Registration of transfers of shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of any certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

Section 6.04. Addresses of Stockholders. Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.

Section 6.05. Lost, Destroyed and Mutilated Certificates. Each recordholder of shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any share or shares of which such recordholder is the recordholder. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the recordholder of the shares evidenced by the lost, stolen or destroyed certificate or such recordholder’s legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.06. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates evidencing shares.

Section 6.07. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII

SEAL

Section 7.01. Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware”.

ARTICLE VIII

FISCAL YEAR

Section 8.01. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.

ARTICLE IX

INDEMNIFICATION AND INSURANCE

Section 9.01. Indemnification.

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.01(a) and (b) of these Bylaws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under Section 9.01(a) and (b) of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 9.01(a) and (b) of these Bylaws. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders of the Corporation.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article IX. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(h) For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

(i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.02. Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Section 145 of the General Corporation Law.

ARTICLE X

LIMITATIONS OF OWNERSHIP BY NON-CITIZENS

Section 10.01. Definitions.

(a) “Act” shall mean Subtitle VII of Title 49 of the United States Code, as amended, or as the same may be from time to time amended.

(b) “Beneficial Ownership,” “Beneficially Owned” or “Owned Beneficially” refers to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the Securities Exchange Act of 1934, as amended.

(c) “Foreign Stock Record” shall have the meaning set forth in Section 10.3.

(d) “Non-Citizen” shall mean any person or entity who is not a “citizen of the United States” (as defined in Section 41102 of the Act and administrative interpretations issued by the Department of Transportation, its predecessors and successors, from time to time), including any agent, trustee or representative of a Non-Citizen.

(e) “Own or Control” or “Owned or Controlled” shall mean (i) ownership of record, (ii) beneficial ownership or (iii) the power to direct, by agreement, agency or in any other manner, the voting of Stock. Any determination by the Board as to whether Stock is Owned or Controlled by a Non-Citizen shall be final.

(f) “Permitted Percentage” shall mean 25% of the voting power of the Stock.

(g) “Stock” shall mean the outstanding capital stock of the Corporation entitled to vote; provided, however, that for the purpose of determining the voting power of Stock that shall at any time constitute the Permitted Percentage, the voting power of Stock outstanding shall not be adjusted downward solely because shares of Stock may not be entitled to vote by reason of any provision of this Article X.

Section 10.02. Non-Citizen Ownership. It is the policy of the Corporation that, consistent with the requirements of the Act, Non-Citizens shall not Own and/or Control more than the Permitted Percentage and, if Non-Citizens nonetheless at any time Own and/or Control more than the Permitted Percentage, the voting rights of the Stock in excess of the Permitted Percentage shall be automatically suspended in accordance with Sections 10.3 and 10.4 below.

Section 10.03. Foreign Stock Record. The Corporation or any transfer agent designated by it shall maintain a separate stock record (the “Foreign Stock Record”) in which shall be registered Stock known to the corporation to be Owned and/or Controlled by Non-Citizens. It shall be the duty of each stockholder to register his, her or its Stock if such stockholder is a Non-Citizen. A Non-Citizen may, at its option, register any Stock to be purchased pursuant to an agreement entered into with the Corporation, as if Owned or Controlled by it, upon execution of a definitive agreement. Such Non-Citizen shall register his, her or its Stock by sending a written request to the Corporation, noting both the execution of a definitive agreement for the purchase of Stock and the anticipated closing date of such transaction. Within ten days of the closing, the Non-Citizen shall send to the Corporation a written notice confirming that the closing occurred. Failure to send such confirmatory notice shall result in the removal of such Stock from the Foreign Stock Record. For the sake of clarity, any Stock registered as a result of execution of a definitive agreement shall not have any voting or other ownership rights until the closing of that transaction. In the event that the sale pursuant to such definitive agreement is not consummated in accordance with such agreement (as may be amended), such Stock shall be removed from the Foreign Stock Record without further action by the Corporation. The Foreign Stock Record shall include (i) the name and nationality of each such Non-Citizen and (ii) the date of registration of such shares in the Foreign Stock Record. In no event shall shares in excess of the Permitted Percentage be entered on the Foreign Stock Record. In the event that the Corporation shall determine that Stock registered on the Foreign Stock Record exceeds the Permitted Percentage, sufficient shares shall be removed from the Foreign Stock Record so that the number of shares entered therein does not exceed the Permitted Percentage. Stock shall be removed from the Foreign Stock Record in reverse chronological order based upon the date of registration therein.

Section 10.04. Suspension of Voting Rights. If at any time the number of shares of Stock known to the Corporation to be Owned and/or Controlled by Non-Citizens exceeds the Permitted Percentage, the voting rights of Stock Owned and/or Controlled by Non-Citizens and not registered on the Foreign Stock Record at the time of any vote or action of the stockholders of the Corporation shall, without further action by the Corporation, be suspended. Such suspension of voting rights shall automatically terminate upon the earlier of the (i) transfer of such shares to a person or entity who is not a Non-Citizen, or (ii) registration of such shares on the Foreign Stock Record, subject to the last two sentences of Section 10.3.

Section 10.05. Notice of Meetings.

(a) The Corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to stockholders in connection with the annual meeting or any special meeting of the stockholders of the corporation, or otherwise) require a person that is a holder of record of Stock or that the corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of Stock to certify in such manner as the corporation shall deem appropriate (including by way of execution of any form of proxy or ballot of such person) that, to the knowledge of such person: (i) all Stock as to which such person has record ownership or Beneficial Ownership is Owned and Controlled only by citizens of the United States; or (ii) the number and class or series of Stock owned of record or Beneficially Owned by such person that is Owned and/or Controlled by Non-Citizens is as set forth in such certificate.

(b) With respect to any Stock identified in response to clause (a)(ii) above, the corporation may require such person to provide such further information as the corporation may reasonably require in order to implement the provisions of this Article X.

(c) For purposes of applying the provisions of this Article X with respect to any Stock, in the event of the failure of any person to provide the certificate or other information to which the corporation is entitled pursuant to this Section 10.5, the corporation shall presume that the Stock in question is Owned and/or Controlled by Non-Citizens.

ARTICLE XI

AMENDMENTS

Section 11.01. Amendments. Any Bylaw (including these Bylaws) may be altered, amended or repealed by the vote of the recordholders of a majority of the shares then entitled to vote at an election of directors or by written consent of stockholders pursuant to Section 2.09 hereof, or by vote of the Board or by a written consent of directors pursuant to Section 3.08 hereof.